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[VYTERIS LOGO]

FOR IMMEDIATE RELEASE
                                                          CONTACT:  James Lee
                                                 The Lee Strategy Group, Inc.
                                                          Tel: (310) 927-1211
                                                  Email: jlee@leestrategy.com




                VYTERIS HOLDINGS ANNOUNCES ENTERING INTO LETTER
                OF INTENT TO ACQUIRE LEHIGH VALLEY TECHNOLOGIES

               HIGH GROWTH SPECIALTY PHARMACEUTICAL COMPANY WOULD
                        SUPPLEMENT VYTERIS STRATEGIC PLAN

FAIR LAWN, N.J. - (March 1, 2007) -Vyteris Holdings (OTCBB: VYHN) today announced that it has entered into a letter of intent to acquire Lehigh Valley Technologies, Inc., (LVT) an Allentown, PA-based, growing specialty pharmaceutical company. Although both companies expect to work toward a closing in an expeditious manner, the transaction is subject to customary conditions and contingencies, including entering into definitive agreements and obtaining financing.

"The potential acquisition of Lehigh Valley Technologies is another strong signal of our intent to pursue the strategic plan we laid out in establishing revenue and profit growth in short order, while providing accelerants to commercializing our research and development pipeline," said Timothy McIntyre, president and chief executive officer of Vyteris, Inc. "LVT's strengths would allow us to establish a strong pain management franchise across our two respective companies, as well as gain a proven track record of driving significant revenue growth and impressive bottom line management in a very competitive marketplace."

Established in 1999, privately-held LVT is a specialty pharmaceutical cGMP manufacturer with solid dosage (tablets and capsules) and liquid manufacturing


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capabilities. LVT currently manufacturers 10 prescription items in the pain management and urology areas. [LVT has announced plans to launch five liquid prescription products during 2007.] "This was the right decision to join our respective companies and combine our strengths, especially in the burgeoning field of pain management," said Jeffrey Moshal, chief executive officer of Lehigh Valley Technologies, Inc. "There are significant commercial opportunities available to us and we believe joining with Vyteris will allow us both to more quickly succeed in those markets."

LVT currently has over 20 prescription products in various areas of development. Additionally LVT is evaluating an abuse resistant technology for its pain products.

After closing, the companies expect that LVT would operate as a separate subsidiary and operating unit of Vyteris Holdings, and that the synergistic growth patterns of both companies and their respective unique technologies would call for them to continue operating both respective manufacturing facilities. Terms of the acquisition were not released.

ABOUT VYTERIS, INC.
Vyteris, Inc., a wholly owned subsidiary of Vyteris Holdings (Nevada), Inc. (OTCBB: VYHN.OB), are the makers of the first active drug delivery patch to receive marketing clearance from the U.S. Food and Drug Administration (FDA). Vyteris' proprietary active transdermal drug delivery (iontophoresis) technology delivers drugs comfortably through the skin using low-level electrical energy. This active patch technology allows precise dosing, giving physicians and patients control in the rate, dosage and pattern of drug delivery that can result in considerable therapeutic, economical, and lifestyle advantages over existing methods of drug administration. Vyteris' first product, LidoSite(R), which provides dermal analgesia prior to venipuncture (IV catheter insertions, blood draws, etc.) and superficial dermatological procedures, was the first FDA approved active patch. Vyteris has also successfully demonstrated IN-VIVO, either in animals or in


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humans, the ability of their active patch technology to deliver drugs transdermally for the following applications: smoking cessation, anti-aging cosmeceuticals, treatments for Parkinson's disease, and peptides for various indications. For more information, please visit our website at WWW.VYTERIS.COM.

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as "expect," "estimate," "project," "anticipate," "intend," "plan," "may," "will," "could," "would," "should," "believes," and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in this press release include, without limitation, statements concerning the potential benefits of the proposed acquisition, the ability of the respective parties to close the acquisition, and other matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: the inability to obtain the financing necessary to complete the transaction; uncertainties as to the timing of the transaction; approval of the transaction by the boards of directors and stockholders, to the extent necessary, of the respective companies; the receipt of regulatory approvals, if necessary; the competitive environment in the companies' industries, and competitive responses to the proposed transaction; and whether the companies can successfully integrate, develop new products, continue to develop existing or planned products, and the degree to which products gain market acceptance. The Company has described other important risks and uncertainties under the caption "Risk Factors" in its most recent Quarterly Report on Form 10-QSB and in various filings made with the SEC. Actual results may differ materially from those contained in the forward-looking statements in this press release.

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